                                                                  Exhibit 25(d)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

                         A National Banking Association

                                   36-0899825
                     (I.R.S. employer identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
 (Address of principal executive offices)                     (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
                     Attn: Lynn A. Goldstein, Law Department
                              Attn: (312) 732-6919
            (Name, address and telephone number of agent for service)

                             CNA Financial Capital I
               (Exact name of obligor as specified in its charter)

                    Delaware                                                     To be Applied For
(State or other jurisdiction of incorporation or organization)        (I.R.S. employer identification number)

c/o CNA Financial Corporation
         CNA Plaza
      Chicago, Illinois                                                               60685
(Address of principal executive offices)                                           (Zip Code)

                              Preferred Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of Currency, Washington, D.C.
               Federal Deposit Insurance Corporation, Washington, D.C. The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)   Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.    A copy of the existing by-laws of the trustee.*

         5.    Not Applicable.

         6.    The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.    Not Applicable.

         9.    Not Applicable.

--------

* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical number in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-1).

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 10th day of February, 1999.

                                            The First National Bank of Chicago,
                                            Trustee

                                            By:  /s/ Steven M. Wagner
                                                 ------------------------------
                                                 Steven M. Wagner
                                                 First Vice President

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED

                          BY SECTION 321(b) OF THE ACT

                                                               February 10, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of a Declaration of Trust of CNA Financial Capital I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                Very truly yours,

                                            The First National Bank of Chicago

                                            By: /s/ Steven M. Wagner
                                                -------------------------------
                                                     Steven M. Wagner
                                                     First Vice President

                                   EXHIBIT 7

Legal Title of Bank: The First National Bank of Chicago Call Date: 09/30/98 ST-BK: 17-1630 FFIEC 031

Address:              One First National Plaza, Ste 0460               Page RC-1
City, State, Zip:     Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET


                                                                            Dollar Amounts in thousands   C400
                                                                                                          ----


                                                                             RCFD          BIL MIL THOU
ASSETS                                                                       ----          ------------
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):

    a. Noninterest-bearing balances and currency and coin(1)............    0081            4,898,646       1.a
    b. Interest-bearing balances(2).....................................    0071            4,612,143       1.b

2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A).......    1754                    0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).....    1773            9,817,318       2.b

3.  Federal funds sold and securities purchased under
    agreements to resell                                                    1350            6,071,229       3.

4.  Loans and lease financing receivables:

    a. Loans and leases, net of unearned income                             RCFD
       (from Schedule RC-C).............................................    2122           26,327,215       4.a
    b. LESS: Allowance for loan and lease losses........................    3123              412,850       4.b
    c. LESS: Allocated transfer risk reserve............................    3128                    0       4.c
    d. Loans and leases, net of unearned income, allowance, and             RCFD
       reserve (item 4.a minus 4.b and 4.c).............................    2125           25,914,365       4.d
5.  Trading assets (from Schedule RD-D).................................    3545            6,924,064       5.
6.  Premises and fixed assets (including capitalized leases)............    2145              731,747       6.
7.  Other real estate owned (from Schedule RC-M)........................    2150                6,424       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)......................................    2130              153,385       8.
9.  Customers' liability in this bank on acceptances outstanding........    2155              352,324       9.
10. Intangible assets (from Schedule RC-M)..............................    2143              295,823      10.
11. Other assets (from Schedule RC-F)...................................    2160            2,193,803      11.
12. Total assets (sum of items 1 through 11)............................    2170           61,971,271      12.

------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago
                         Call Date: 09/30/98 ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste. 0460           Page RC-2
City, State Zip:         Chicago, IL 60670
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Continued

                                                                                               Dollar Amounts in
                                                                                                   Thousands
                                                                                  --------------------------------------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                         RCON
       from Schedule RC-B, part 1)..............................................     2200              20,965,124        13.a
       (1) Noninterest-bearing(1)...............................................     6631               9,191,662        13.a1
       (2) Interest-bearing.....................................................     6636              11,773,462        13.a2

    b. In foreign offices. Edge and Agreement subsidiaries, and                      RCFN
       IBFs (from Schedule RC-E, part II).......................................     2200              15,912,956        13.b
       (1) Noninterest bearing..................................................     6631                 475,182        13.b1
       (2) Interest-bearing.....................................................     6636              15,437,774        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:..............................................................     RCFD 2800          4,245,925        14
15. a. Demand notes issued to the U.S. Treasury.................................     RCON 2840            359,381        15.a
    b. Trading Liabilities (from Schedule RC-D).................................     RCFD 3548          5,614,049        15.b

16. Other borrowed money:                                                            RCFD
    a. With original maturity of one year of less...............................     2332               4,603,402        16.a
    b. With original maturity of more than one year.............................     A547                 328,001        16.b
    c. With original maturity of more than three years..........................     A548                 324,984        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.....................     2920                 352,324        18.
19. Subordinated notes and debentures...........................................     3200               2,400,000        19.
20. Other liabilities (from Schedule RC-G)......................................     2930               1,833,935        20.
21. Total liabilities (sum of items 13 through 20)..............................     2948              56,940,081        21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...............................     3838                       0        23.
24. Common stock................................................................     3230                 200,858        24.
25. Surplus (exclude all surplus related to preferred stock)....................     3839               3,192,857        25.
26. a. Undivided profits and capital reserves...................................     3632               1,614,511        26.a
    b. Net unrealized holding gains (losses) in available-for-sale securities...     8434                  27,815        26.b
27. Cumulative foreign currency translation adjustments.........................     3284                  (4,851)       27.
28. Total equity capital (sum of items 23 through 27)...........................     3210               5,031,190        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22 and 28)........................................     3300              61,971,271        29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                                           Number
   bank by independent external auditors as of any date during 1996........................RCFD 6724     [ N/A ]       M.I.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Completion of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.